                      Securities and Exchange Commission
                            Washington, D.C. 20549


                                  FORM 8-K/A


                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                       July 3, 2000 (February 18, 2000)



                             XCEL MANAGEMENT, INC.
                         (Exact name of registrant as
                           specified in its charter)



   Delaware                          0-22814                       87-0363613
(State or other                    (Commission                    (IRS Employer
jurisdiction of                    File Number                   Identification
incorporation)                                                       Number)


                              1101 Broadway Plaza
                           Tacoma, Washington 98402
             (Address of principal executive offices and zip code)


                                (253) 284-2000
                        (Registrant's telephone number,
                             including area code)



         (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits

This Form 8-K/A is being filed to include the financial statements and pro forma financial information omitted from the current report on Form 8-K filed on March 3, 2000.

(a)  Financial Statements of Business Acquired.

The required financial statements of Insynq, Inc. for the periods specified in Rule 3-05(b) of Regulation S-X are included herein.

(b)  Pro Forma Financial Information.

The pro forma financial statements of Xcel Management Inc. (the "Company") required pursuant to Article 11 of Regulation S-X are included herein. The pro forma data is presented for informational purposes only and may not be indicative of future results of operations and the future financial position of the Company. The pro forma financial information should be read in conjunction with the historic financial statements of the Company and notes thereto.

(c)  Exhibits.

     2.1* Asset Purchase Agreement, dated as of February 18, 2000, by and among Xcel Management, Inc. and Insynq, Inc. (Incorporated herein by reference to the Company's Current Report on Form 8-K, filed
            March 3, 2000, Commission File No. 000-22814.

----------------
* Previously Filed.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   XCEL MANAGEMENT, INC.



Dated: July 3, 2000                By:   /s/ D. J. Johnson
                                      -----------------------------------------
                                        D. J. Johnson
                                        Chief Financial Officer
                                        (Principal Financial Officer)

                                 EXHIBIT INDEX


     2.1* Asset Purchase Agreement, dated as of February 18, 2000, by and among Xcel Management, Inc. and Insynq, Inc. (Incorporated herein by reference to the Company's Current Report on Form 8-K, filed March 3, 2000, Commission File No. 000-22814.
______________
* Previously Filed.

                         INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF INSYNQ, INC:

Financial Statements For Year Ended December 31, 1999 (Audited):

Report of Independent Certified Public Accountant....................................................... F-1

Balance Sheet at December 31, 1999...................................................................... F-2

Income Statement
   Year Ended December 31, 1999......................................................................... F-4

Statements of Cash Flows
   Year Ended December 31, 1999......................................................................... F-5

Statements of Shareholders' Equity -
   Year Ended December 31, 1999......................................................................... F-6

Notes to Financial Statements........................................................................... F-7

Financial Statements For Year Ended December 31, 1998 (Audited):

Report of Independent Certified Public Accountant....................................................... F-13

Balance Sheet at December 31, 1998...................................................................... F-14

Income Statement
   Year Ended December 31, 1998......................................................................... F-16

Statements of Cash Flows -
   Year Ended December 31, 1998......................................................................... F-17

Statements of Shareholders' Equity -
   Year Ended December 31, 1998......................................................................... F-18

Notes to Financial Statements........................................................................... F-19

FINANCIAL STATEMENTS OF XCEL MANAGEMENT, INC.:

Pro Forma Financial Statements For Nine Months Ended February 29, 2000
(Unaudited):

Report of Independent Certified Public Accountant....................................................... F-23

Pro Forma Combined Balance Sheets -
   February 29, 2000 and May 31, 1999................................................................... F-24

Pro Forma Combined Income Statement
   Nine Months Ended February 29, 2000 and February 28, 1999............................................ F-26

Pro Forma Combined Statement of Cash Flows -
   Pro Forma Combined Nine Months Ended February 29, 2000 and February 28, 1999......................... F-27

Notes to Financial Statements........................................................................... F-28

G. BRAD BECKSTEAD
-----------------
Certified Public Accountant

                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                                    702.528.1984
                                                                425.928.2877efax





                         INDEPENDENT AUDITOR'S REPORT


March 15, 2000


Board of Directors
Insynq, Inc.
Tacoma, WA 98405

I have audited the Balance Sheet of Insynq, Inc. (the "Company") as of December 31, 1999, and the related Statements of Operations, Shareholders' Equity, and Cash Flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Insynq, Inc. as of December 31, 1999, in conformity with generally accepted accounting principles.


/s/ G. Brad Beckstead

G. Brad Beckstead, CPA

                                     -F-1-

                                 INSYNQ, INC.

                                 BALANCE SHEET

                               December 31, 1999

                            ASSETS
Current Assets
Cash and equivalents (Note 2)                                                 $316,499
Accounts receivable, net of
allowance for doubtful accounts (Note 3)                                        23,789
Employee advances                                                                3,319
Resale inventory (Note 4)                                                        4,757
Work in process (Note 5)                                                        46,727
Prepaid expenses                                                                 8,777
                                                              ------------------------

Total Current Assets                                                           403,869

Fixed Assets (Note 6)

Computer hardware                                                              114,019
Computer software                                                               80,198
Equipment                                                                      120,816
Furniture and fixtures                                                          30,905
Capitalized lease equipment                                                    587,517
                                                              ------------------------

Total fixed assets                                                             933,455
Less accumulated depreciation                                                   65,182
                                                              ------------------------

Book Value Fixed Assets                                                        868,273

Other Assets

Intellectual property, net of amortization (Note 7)                             97,500

Deposits                                                                         5,000

Deferred tax benefits (Note 10)                                                352,958
                                                              ------------------------

Total  Other Assets                                                            455,458

TOTAL ASSETS                                                                $1,727,601
                                                              ========================


           See accompanying Independent Auditor's Report and Notes.

                                     -F-2-

                                  INSYNQ, INC.

                                 BALANCE SHEET

                               December 31, 1999

             LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities

Accounts payable, trade                                                       $ 94,751
Accrued payroll taxes                                                           10,270
Accrued business taxes                                                          19,567
Employee benefits payable                                                          669
Accrued bonuses                                                                 15,000
Customer deposits                                                               29,427
Shareholder subscription refunds (Note 8)                                      167,488
Current portion capital lease obligation (Note 9)                              166,869
                                                             -------------------------

Total Current Liabilities                                                      504,040

Capital Lease Obligation (Note 9)                                              420,648

Deferred Revenue and Liabilities

Deferred income tax liability (Note 10)                                         50,966
Deferred revenue                                                                 4,865
                                                             -------------------------

Total Deferred Revenue and Liabilities                                          55,831
                                                             -------------------------

Total Liabilities and Deferred Income                                          980,520

SHAREHOLDERS' EQUITY (Note 15)

Common stock, no par value, authorized
20,000,000 shares, issued and
outstanding 9,895,900 shares                                                 1,352,650
Paid in capital                                                                  1,242
Retained earnings                                                             (606,811)
                                                             -------------------------

Total Shareholders' Equity                                                     747,081


TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                  $1,727,601
                                                             =========================



           See accompanying Independent Auditor's Report and Notes.

                                     -F-3-

                                  INSYNQ, INC.
                                INCOME STATEMENT
                 For the Twelve Months Ended December 31, 1999




Sales                                                    $ 145,722

Cost of Sales                                              110,083
                                                       -----------

Gross Profit                                                35,639
                                                       -----------

Expenses:
  Depreciation and amortization expense                     89,385
  Interest and finance charges                              12,789
  General administrative expenses                          819,031
                                                       -----------
    Total expenses                                         921,205

Other income (expense)                                      43,423

Loss from operations before income taxes                  (842,143)

Federal income tax expense (Note 6)
Current expense                                                  0
Deferred tax benefit                                      (279,341)
                                                       -----------
Total federal income tax expense                          (279,341)

Net (loss) income                                        $(562,801)
                                                       ===========



            See accompanying Independent Auditor's Report and Notes.

                                     -F-4-

                                  INSYNQ, INC.
                            STATEMENT OF CASH FLOWS
                      For the Year Ended December 31, 1999


Cash Flows From Operating Activities
Net income                                                                       $ (562,801)
Adjustments to reconcile net income (loss) to net cash
  provided by (used by) operating activities:
Depreciation and amortization                                                        89,385
Gain on disposition of assets                                                           (51)
Deferred tax benefits                                                              (279,341)

(Increase) decrease in:
Accounts receivable                                                                 (24,430)
Reserve for doubtful accounts                                                         1,469
Prepaid expense                                                                      (8,777)
Inventories                                                                         (51,484)
Other current assets                                                                 (3,319)
Deposits                                                                             (5,000)

Increase (decrease) in:
Accounts payable                                                                     29,208
Accrued expenses                                                                     45,143
Other liabilities                                                                   201,780
                                                                         ------------------

Total Adjustments                                                                    (5,418)

Net cash provided by (used in) operating activities                                (568,219)

Cash Flows From Investing Activities

Capital expenditures, net of dispositions                                          (856,835)
                                                                         ------------------

Net cash provided by (used in) investing activities                                (856,835)

Cash Flows From Financing Activities

Additional paid in capital                                                            1,242
Proceeds from issuance of common stock                                            1,222,650
Capital lease obligations                                                           587,517
Net repayments of loans                                                             (70,000)
                                                                         ------------------

Net cash provided by (used in) financing activities                               1,741,409
                                                                         ------------------

Net increase (decrease) in cash and cash equivalents                                316,355

Cash and cash equivalents at beginning of year                                          146
                                                                         ------------------

Cash and cash equivalents at end of year                                         $  316,501

            See accompanying Independent Auditor's Report and Notes.

                                     -F-5-

                                  INSYNQ, INC.
                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                      For the Year Ended December 31, 1999



CAPITAL STOCK

5,500,000  common shares issued to founders                                   $  130,000
                                                                       -----------------

Balance at December 31, 1998                                                     130,000

Issuance of subscribed common stock to related parties

383,000 common shares                                                            383,000

Issuance of subscribed common stock under private offering

950,988 common shares                                                            950,988

Issuance of compensatory shares to employees and outside vendors for services

3,229,400 common shares                                                           56,150


Less refund of stock subscriptions to unqualified investors

167,488 common shares                                                           (167,488)
                                                                       -----------------


Balance of Capital Stock at December 31, 1999                                  1,352,650

PAID IN CAPITAL

Excess amounts paid over fair value of common shares issued                        1,242
                                                                       -----------------


Total common stock and paid in capital at December 31, 1999                   $1,353,892
                                                                       =================



            See accompanying Independent Auditor's Report and Notes.

                                     -F-6-

                                 INSYNQ, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               December 31, 1999
                               -----------------



Note 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------

Company Background: Insynq, Inc. ("Insynq" or the "Company"), conceptualized in 1997, was incorporated as a Washington corporation on August 31, 1998. The Company is a provider of computer hardware, software, computer/internet related telephonic requirements and services, access to web services of all kinds, access to internet marketing assistance and related equipment and services. It offers these services as an integrated whole; in other words, Insynq is an on-line provider of hardware and software, together with related support services, on a rental, fee or sales basis.

Inventory: Inventories are stated at the lower of cost or market and represent parts and supplies on hand for resale. Cost is determined on the first-in, first-out method.

Property and Depreciation: Equipment and hardware is stated at cost. Depreciation, including amortization of capital leases, for financial statement purposes is calculated using straight-line and declining balance methods. The cost of maintenance and repairs is charged to income as incurred; significant replacements are capitalized.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes: Income taxes are provided for the tax effects of transactions reported in the financial statements, and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized on all significant differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and income tax purposes), and net operating losses carried forward. Deferred tax assets and liabilities represent the future tax return consequence of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled in the future, based upon enacted tax laws and rates applicable at that time. Non-current income tax expense reflects the net change during the period in deferred tax assets and liabilities.

Cash and Cash Equivalents: For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

                                     -F-7-

                                 INSYNQ, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               December 31, 1999
                               -----------------


Note 2 - CASH
------

The Corporation had cash with Wells Fargo Bank that exceeded the maximum amount of FDIC coverage. The amount at risk as of December 31, 1999 was $198,932.

Note 3 - ACCOUNTS RECEIVABLE
------

The Company had established an allowance for doubtful accounts based upon the history of account collection and prior bad debts. The provision at December 31, 1999 is $1,469.

Note 4 - RESALE INVENTORY
------

Inventory consisting of computer hardware, parts and supplies is carried at cost and held for resale to customers, and totaled $4,757 at December 31, 1999.

Note 5 - WORK IN PROCESS
------

Work in process consists of computer hardware, parts and supplies of $40,918 and labor charges of $5,809 for jobs in process as of December 31, 1999.

Note 6 - FIXED ASSETS
-------

Depreciation expense for the year ended December 31, 1999 is $65,182. Additions to fixed assets for the same period are as follows:

           Computer hardware                    $    37,399
           Computer software                         80,193
           Equipment                                120,816
           Furniture and fixtures                    30,905
           Capitalized lease equipment              587,517
                                                -----------

            Total additions to fixed assets     $   856,830
                                                ===========

Note 7 - INTELLECTUAL PROPERTY
------

The Company acquired the rights to the "Insynq Project" on September 16, 1998 in exchange for 5,500,000 common shares of stock valued at $130,000. The "Insynq Project" consisting of tangible and intangible properties is the development of a proprietary data utility services system.

                                     -F-8-

                                 INSYNQ, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               December 31, 1999
                               -----------------


Note 7 - INTELLECTUAL PROPERTY (CONT.)
------

The cost is amortized over sixty months with accumulated amortization of $2,889 at December 31, 1998. (See Note 10)

Note 8 - SHAREHOLDER SUBSCRIPTION REFUNDS
------

The Company sold 950,988 shares of common stock pursuant to a private offering. Upon detailed review, it was determined that 167,488 shares were issued to unsophisticated investors. The Company refunded the money to the investors in January, 2000.

Note 9 - CAPITAL LEASE OBLIGATION
------

The Company acquired computer hardware under a capital lease agreement with Hewlett Packard dated August 20, 1999. The capitalized cost of the assets acquired is included under fixed assets at a cost of $587,517 less accumulated depreciation of $19,584 at December 31, 1999.

The lease is payable at $21,133 per month over thirty-six months beginning April 1, 2000. The future minimum lease payments are as follows for the years ending December 31/st/:

               Year                                            Amount
               ----                                            ------
               2000                                      $    166,869
               2001                                           191,064
               2002                                           160,387
               2003                                            35,899
                                                         ------------
                                                              554,219
     Add deferred discount                                     33,298
                                                         ------------

     Total lease payments over the
      Contract period                                    $    587,517
                                                         ============

     Total lease payments over the contract period       $    587,517
     Amount representing interest                            (139,954)
                                                         ------------
     Present value of future minimum payments                 447,563
     Less current portion                                    (166,869)
                                                         ------------

           Long term portion                             $    280,694
                                                         ============

                                     -F-9-

                                 INSYNQ, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               December 31, 1999
                               -----------------


Note 10 - INCOME TAXES
-------

Income tax expense consists of the following components:


          Current provision                                 $       0
          Deferred provision:
            Tax benefit of operating loss carryforward       (330,307)
          Deferred tax liability on accelerated
            Depreciation methods                               50,966
                                                            ---------

           Total income tax expense (benefit)               $(279,341)
                                                            =========

The following reconciles pre-tax income reported in the financial statements to the current provision:

           Pre-tax accounting income or (loss)              $ (827,143)
           Permanent differences arising from:
             Non-deductible expenses                             5,551
           Temporary differences arising from:
             Accelerated tax depreciation                     (149,900)
                                                            ----------

               Taxable income or (loss)                     $ (971,492)
                                                            ==========


The Corporation has unused net operating loss carryforwards of $66,661 expiring in the year 2013, and $971,492 expiring in the year 2014.

Note 11 - RELATED PARTY TRANSACTIONS
--------

The Company was capitalized with $130,000 of stated value for `Intellectual Property' acquired from the founding shareholders in exchange for 5,500,000 of common stock (See Note 7). The Company purchased $70,000 of equipment from Charles Benton, a founding shareholder. The equipment was purchased with a demand note, secured by the equipment. The note was paid in full on December 20, 1999.

The Company had accounts payable totaling $118,000 due to Interactive Information Systems Corp. Both companies have common shareholders. The debt is represented by startup costs, current expenditures, and equipment that was paid for on behalf of the Company. Under an agreement reached November 12, 1999 between both companies, 118,000 restricted common shares were issued in satisfaction of the debt.

Note 12 - COMMITMENTS
-------

The Company has an operating lease with Vantas Sacramento, LLC for use of executive offices and administrative staff at the Roseville, California business location dated September 13, 1999

                                    -F-10-

                                 INSYNQ, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               December 31, 1999
                               -----------------


Note 12 - COMMITMENTS (CONT.)
-------

for a monthly fixed fee of $4,032. The term of the lease is for six months and the minimum future rental payments total $16,128.

The Company has entered into a sublease agreement with Duane and Eddy Ashby for office space located in the Seafirst Plaza Building, Tacoma, Washington dated November 1, 1999 for a term commencing November 15, 1999 and expiring July 31, 2000 for a monthly fee of $2,345. There is a second lease agreement covering the same property commencing August 1, 2000 through July 31, 2003 at $2,479 per month. The future minimum rental payments through the year 2003 is $105,659.

Note 13 - EMPLOYEE STOCK OPTION PLAN
--------

On November 15, 1999 the Corporation approved the implementation of an Incentive Stock Option Plan for key employees, whereby the Board of Directors may issue incentive stock options for the purchase of unissued common stock, no par value, at fair market value. Such shares may not exceed 120,000 in the aggregate for all employees. Stock options are non-transferable and must be exercised under the terms of the plan and offering as directed by the Board of Directors. Key employees and shareholders in common, with more than 10% ownership, may exercise incentive stock options at 110% of fair market value. Disposition of such shares may not occur until two years after the date of the grant of the incentive stock option.

Note 14 - SUPPLEMENTARY CASH FLOW INFORMATION
-------

The following non-cash transactions have been appropriately excluded from the statement of cash flows:

The Company has entered into an agreement with Horizon Holdings I, LLC to provide facilities management services at its location in Tacoma, Washington at the Tacoma Technology Center. The agreement to provide collaborative management services is effective July 1, 1999 for a monthly base fee of $3,000 and will continue through December 31, 2000. The Company will have the use of this location for its data utility equipment in exchange for managing the facilities. The rental value of the office space is offset with an appropriate charge to service income. Future minimum rental payments over the life of the agreement total $42,000.

Note 15 - SHAREHOLDERS' EQUITY
--------

On September 13, 1999 the Executive Board approved an offering of its common stock, no par value, pursuant to a private offering of units for a period of time not exceeding 180 days, including extensions. The shares will be sold as units, consisting of one share of common stock, and one Class A warrant for an additional share and one Class B Warrant for an additional share. Common shares will be offered at $1.00 per share, no par value. Warrants, callable by the

                                    -F-11-

                                 INSYNQ, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               December 31, 1999
                               -----------------


Note 15 - SHAREHOLDERS' EQUITY (CONT.)
--------

Corporation, will be exercised at the price stipulated in the offering. As of December 31, 1999, the Company issued 950,988 units. (See Note 8)

On September 30, 1999 the Corporation amended the Articles of Incorporation to increase authorization of common stock to 20,000,000 shares with an additional authorization of 5,000,000 convertible preferred shares with two for one common share voting privileges. Upon the same date, the Board of Directors with approval of the shareholders ratified a three for two stock split for stockholders of record on December 16, 1999 and further authorized business combination transactions.


NOTE 16- RETAINED EARNINGS
-------

The amount of deferred tax asset and liability estimates as of December 31, 1998 has been reflected in the prior year retained earnings balance for presentation purposes to conform with the Statements on Financial Accounting Standards and generally accepted accounting principles.


NOTE 17 - SUBSEQUENT EVENTS
-------

The Corporation has executed a nine-year lease with Colliers International, Inc. for office space located at 1101 Broadway Plaza, Tacoma, Washington commencing February 1, 2000 in the amount of $14,963 per month.


On February 9, 2000 the shareholders ratified an amendment to the minutes of the September 30, 1999 board meeting to affect the stock split to 1.4 shares to be issued for every 1 share outstanding and also to change the effective date of the stock split for shareholders of record as of January 24, 2000. At the same meeting, the shareholders approved and resolved the sale of all corporate assets and liabilities to Xcel Management, Inc. in exchange for 7,604,050 shares of restricted common stock, thereby dissolving the Corporation through liquidation of assets.

                                    -F-12-

G. BRAD BECKSTEAD
-----------------
Certified Public Accountant

                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                                    702.528.1984
                                                                425.928.2877efax


                         INDEPENDENT AUDITOR'S REPORT


March 15, 2000

Board of Directors
Insynq, Inc.
Tacoma, WA 98405

I have audited the Balance Sheet of Insynq, Inc.(the "Company"), as of December 31, 1998, and the related Statements of Operations, Shareholders' Equity, and Cash Flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Insynq, Inc. as of December 31, 1998, in conformity with generally accepted accounting principles.


/s/ G. Brad Beckstead


G. Brad Beckstead, CPA

                                    -F-13-

                                 INSYNQ, INC.
                                 BALANCE SHEET
                               December 31, 1998



                            ASSETS

Current Assets
Cash and equivalents                                      $    146
Accounts receivable, net of
allowance for doubtful accounts (Note 2)                       655
                                                          --------

Total Current Assets                                           801

Fixed Assets (Note 3)
Computer hardware                                           43,944
Computer software                                            7,907
Equipment                                                   24,769
                                                          --------

Total fixed assets                                          76,620
Less accumulated depreciation                                5,459
                                                          --------

Book Value Fixed Assets                                     71,161

Other Assets
Intellectual property, net of amortization (Note 4)        127,111
Organization costs, net of amortization                      3,805
Trademark costs, net of amortization                         1,505
Deferred tax benefits (Note 6)                              20,849
                                                          --------

Total  Other Assets                                        153,270
                                                          --------

TOTAL ASSETS                                             $ 225,232
                                                         =========


           See accompanying Independent Auditor's Report and Notes.

                                    -F-14-

                                 INSYNQ, INC.
                                 BALANCE SHEET
                               December 31, 1998


     LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable, trade                              $ 65,380
Accrued business taxes                                    363
Short term loans (Note 5)                              70,000
                                                     --------

Total Current Liabilities                             135,744
Common stock, no par value, authorized
10,000,000 shares, issued and
outstanding 5,500,000 shares                          130,000
Retained earnings                                     (40,512)
                                                     --------

Total Shareholders' Equity                             89,488

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $225,232
                                                     ========


           See accompanying Independent Auditor's Report and Notes.

                                    -F-15-

                                  INSYNQ, INC.
                                INCOME STATEMENT
                 For the Twelve Months Ended December 31, 1998



Sales                                                        $  4,471
Cost of Sales                                                   9,068
                                                        -------------

Gross Profit                                                   (4,597)
                                                        -------------

Expenses:
  Depreciation and amortization expense                         8,737
  Interest and finance charges                                     14
  General administrative expenses                              48,013
                                                        -------------
    Total expenses                                             56,764

Loss from operations before income taxes                      (61,361)

Federal income tax expense (Note 6)
Current expense                                                     0
Deferred tax benefit                                          (20,849)
                                                        -------------
Total federal income tax expense                              (20,849)

Net (loss) income                                            $(40,512)
                                                        =============



            See accompanying Independent Auditor's Report and Notes.

                                     -F-16-

                                  INSYNQ, INC.
                            STATEMENT OF CASH FLOWS
                               December 31, 1998



Cash Flows From Operating Activities
      Net income                                                                        $(40,512)
      Adjustments to reconcile net income (loss) to net cash
      provided by (used by) operating activities:
            Depreciation and amortization                                                  8,737
            Provision for deferred income taxes                                          (20,849)
      (Increase) or decrease in:
            Accounts receivable                                                             (655)
            Other assets                                                                (135,699)
            Increase or (decrease) in:
            Accounts payable                                                              65,380
            Accrued expenses                                                                 363
                                                                              ------------------

            Total Adjustments                                                            (82,722)
                                                                              ------------------

            Net cash provided by (used in) operating activities                         (123,234)

Cash Flows From Investing Activities
      Payments for the purchase of property                                              (76,620)
      Capital expenditures                                                                     0
                                                                              ------------------

            Net cash provided by (used in) investing activities                          (76,620)

Cash Flows From Financing Activities
      Proceeds from loans                                                                 70,000
      Proceeds from issuance of common stock                                             130,000
                                                                              ------------------

            Net cash provided by (used in) financing activities                          200,000


            Net increase (decrease) in cash and cash equivalents                             146

            Cash and cash equivalents at beginning of year                                     0
                                                                              ------------------

            Cash and cash equivalents at end of year                                   $     146
                                                                              ==================

            Supplemental cash flow disclosures

            Interest expense                                                                  14



            See accompanying Independent Auditor's Report and Notes.

                                     -F-17-

                                  INSYNQ, INC.
                       STATEMENT OF SHAREHOLDERS' EQUITY
                               December 31, 1998



                                                                                Amount
                                                                                ------

Issuance of subscribed common stock from the date of incorporation through December 31, 1998



   5,500,000  common shares                                                   $130,000
                                                                 ---------------------



Balance of Capital Stock at December 31, 1998
                                                                              $130,000



            See accompanying Independent Auditor's Report and Notes.

                                     -F-18-

                                  INSYNQ, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               December 31, 1998
                               -----------------


Note 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------


COMPANY BACKGROUND: Insynq, Inc. ("Insynq" or the "Company"), conceptualized in 1997, was incorporated as a Washington corporation on August 31, 1998. The Company is a provider of computer hardware, software, computer/internet related telephonic requirements and services, access to web services of all kinds, access to internet marketing assistance and related equipment and services. It offers these services as an integrated whole; in other words, Insynq is an on-line provider of hardware and software, together with related support services, on a rental, fee or sales basis.


INVENTORY: Inventories are stated at the lower of cost or market and represent parts and supplies on hand for resale. Cost is determined on the first-in, first-out method.


PROPERTY AND DEPRECIATION: Equipment and hardware is stated at cost. Depreciation, including amortization of capital leases, for financial statement purposes is calculated using straight-line and declining balance methods. The cost of maintenance and repairs is charged to income as incurred; significant replacements are capitalized.


USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


INCOME TAXES: Income taxes are provided for the tax effects of transactions reported in the financial statements, and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized on all significant differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and income tax purposes), and net operating losses carried forward. Deferred tax assets and liabilities represent the future tax return consequence of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled in the future, based upon enacted tax laws and rates applicable at that time. Non-current income tax expense reflects the net change during the period in deferred tax assets and liabilities.


CASH AND CASH EQUIVALENTS: For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Note 2 - ACCOUNTS RECEIVABLE
------

The Company had established an allowance for doubtful accounts based upon the history of account collection. The provision at December 31, 1998 was $0.

                                     -F-19-

                                  INSYNQ, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               December 31, 1998
                               -----------------


Note 3 - FIXED ASSETS
------


Depreciation expense for the year ended December 31, 1998 is $5,459. Additions to fixed assets for the same period are as follows:


           Computer hardware                        $     43,944
           Equipment                                       7,907
           Furniture and fixtures                         24,769
                                                    ------------

           Total additions to fixed assets          $     76,620
                                                    ============



Note 4 - INTELLECTUAL PROPERTY
------


The Company acquired the rights to the "Insynq Project" on September 16, 1998 in exchange for 5,500,000 common shares of stock valued at $130,000. The "Insynq Project" consisting of tangible and intangible properties is the development of
a proprietary data utility services system.   The cost is amortized over sixty
months with accumulated amortization of $2,889 at December 31, 1998. (See Note
9)



Note 5 - SHORT TERM LOANS
------


Loans payable consist of a promissory note dated September 16, 1998 payable to Charles F. Benton, secured by equipment. The note is payable in monthly installments of $2,588 beginning February 5, 1999, including interest at 8.5% per annum. On October 31, 1999 the note was cancelled and reissued in the form of a promissory note due on demand for the amount of unpaid principal plus accrued interest, which was subsequently paid in full on December 20, 1999. (See
Note 9)


Note 6 - INCOME TAXES
------


Income tax expense consists of the following components:

       Current provision                                         $          0
       Deferred provision:
           Tax benefit of operating loss carryforward                 (20,849)
                                                                -------------
           Total income tax expense (benefit)                    $    (20,849)
                                                                =============

                                     -F-20-

                                  INSYNQ, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               December 31, 1998
                               -----------------



Note 6 - INCOME TAXES (CONT.)
------


The following reconciles pre-tax income reported in the financial statements to the current provision:

           Pre-tax accounting income or (loss)                 $      (61,361)
           Permanent differences arising from:
              Non-deductible expenses                                     540
                                                               --------------
                 Taxable income or (loss)                      $      (61,321)
                                                               ==============



The Corporation's net operating loss in 1998 will carryforward to the year 2013.


Note 7 - COMMITMENTS
------


The Company acquired computer hardware under a capital lease agreement with Hewlett Packard on August 20, 1999. The capitalized cost of the assets acquired
is $587,517.   The lease is payable at $21,133 per month over thirty-six months beginning April 1, 2000.


Operating Leases:


The Company entered into a six month lease agreement with Vantas Sacramento, LLC for use of executive offices and administrative staff at a Roseville, California business location on September 13, 1999 for a monthly fixed fee of $4,032.

The Company entered into a sublease agreement with Duane and Eddy Ashby for office space located in the Seafirst Plaza Building, Tacoma, Washington on November 1, 1999 for a term commencing November 15, 1999 and expiring July 31, 2000 for a monthly fee of $2,345. There is a second lease agreement covering the same property commencing August 1, 2000 through July 31, 2003 at $2,479 per month.

The Company has entered into an agreement with Horizon Holdings I, LLC to provide facilities management services at its location in Tacoma, Washington at the Tacoma Technology Center. The agreement to provide collaborative management services is effective July 1, 1999 for a monthly base fee of $3,000 and will continue through December 31, 2000. In lieu of the services performed the Company will have the use of this location for its data utility equipment. The rental value of the office space will offset service income.

                                     -F-21-

                                  INSYNQ, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               December 31, 1998
                               -----------------



Note 7 - COMMITMENTS (CONT.)
------

The Company has executed a nine-year lease with Colliers International, Inc. for office space located at 1101 Broadway Plaza, Tacoma, Washington commencing February 1, 2000 in the amount of $14,963 per month.


NOTE 8 - SHAREHOLDERS' EQUITY
------

On September 13, 1999 the Board of Directors approved an offering of its common stock, no par value, pursuant to a private offering of units, consisting of one share of common stock, and one Class A warrant for an additional share and one Class B Warrant for an additional share.

On September 30, 1999 the Corporation amended the Articles of Incorporation to increase authorization of common stock to 20,000,000 shares with an additional authorization of 5,000,000 convertible preferred shares with two for one common share voting privileges.

On February 9, 2000 the shareholders ratified an amendment to affect a stock split to 1.4 shares to be issued for every 1 share outstanding effective for stockholders of record as of January 24, 2000.


NOTE 9 - RELATED PARTY TRANSACTIONS
------


The Company was capitalized with $130,000 of stated value for 'Intellectual Property' acquired from the founding shareholders in exchange for 5,500,000 of
common stock.   The Company purchased $70,000 of equipment from Charles Benton, a founding shareholder. The equipment was purchased with a demand note, secured by the equipment. The note was paid in full on December 20, 1999.


The Company has accounts payable in the amount of $55,911 due to Interactive Information Systems Corp., with shareholders in common. The amounts represent startup costs, current expenditures, and equipment that were paid for on behalf of the Company. Under an agreement reached November 12, 1999 between both companies, restricted common shares were issued in satisfaction of the debt.


NOTE 10 - SUBSEQUENT EVENTS
-------

On February 9, 2000, the shareholders approved and resolved the sale of all corporate assets and liabilities to Xcel Management, Inc. in exchange for 7,604,050 shares of restricted common stock, thereby dissolving the Corporation through liquidation of assets.



                                     -F-22-

G. BRAD BECKSTEAD
-----------------
Certified Public Accountant
                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                                    702.528.1984
                                                             425.928.2877 (efax)

                     INDEPENDENT ACCOUNTANT'S REVIEW REPORT

Board of Directors
Xcel Management, Inc.
(formerly Palace Casinos, Inc.)
Tacoma, WA

I have reviewed the accompanying balance sheet of Xcel Management, Inc. (formerly Palace Casinos, Inc.) as of February 29, 2000 and the related statements of income for the three-month and nine-month periods ended February 29, 2000 and February 28, 1999, and statements of cash flows for the nine-month periods ending February 29, 2000 and February 28, 1999. These financial statements are the responsibility of the Company's management.

I conducted my reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my reviews, I am not aware of any material modifications that should be made to the accompanying financial statements referred to above for them to be in conformity with generally accepted accounting principles.

Other auditors have previously audited, in accordance with generally accepted auditing standards, the balance sheet of Xcel Management, Inc. (formerly Palace Casinos, Inc.) (a development stage company) as of May 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the year then ended (not presented herein) and in their report dated December 29, 1999, they expressed an unqualified opinion on those financial statements.

/s/ G. Brad Beckstead, CPA

June 21, 2000
Las Vegas, Nevada
License #2701

                                     -F-23-

                                         Xcel Management, Inc.
                                    (formerly Palace Casinos, Inc.)
                                          (proforma combined)
                                             Balance Sheet
                                  February 29, 2000 and May 31, 1999

                                                                    Unaudited                     Unaudited
                                                                     2/29/00                       5/31/99
                                                                -------------                  ------------
Assets
Current assets:
     Cash and equivalents                                          $  374,592                      $    501
     Accounts receivable, net of allowance for doubtful                41,915                         3,424
        accounts
     Employee advances                                                 10,209                            --
     Resale inventory                                                   8,104                         2,246
     Work in process                                                   43,450                            --
     Prepaid expenses                                                  21,539                            --
     Refundable expenses                                                   --                        30,180
                                                                -------------                  ------------
               Total current assets                                   499,809                        36,351
                                                                -------------                  ------------
Fixed assets:
     Computer hardware                                                124,292                        50,637
     Computer Software                                                 92,087                         8,876
     Equipment                                                        166,450                        24,948
     Furniture and fixtures                                            74,481                            --
     Capitalized lease equipment                                      587,517                            --
     Leasehold improvements                                            35,442                            --
                                                                -------------                  ------------
                                                                    1,080,269                        84,461
     Less accumulated depreciation                                    (65,182)                       (5,459)
                                                                -------------                  ------------
               Total fixed assets                                   1,015,087                        79,002
                                                                -------------                  ------------
Other assets:
     Intellectual property, net of amortization                        91,738                       128,616
     Deposits                                                         164,043                            --
     Deferred tax benefits                                            352,958                        43,500
                                                                -------------                  ------------
               Total other assets                                     608,739                       172,116
                                                                -------------                  ------------
Total Assets                                                       $2,123,635                      $287,469
                                                                =============                  ============



            See accompanying Independent Auditor's Report and Notes.

                                     -F-24-

                                         Xcel Management, Inc.
                                    (formerly Palace Casinos, Inc.)
                                          (proforma combined)
                                             Balance Sheet
                                   February 29, 2000 and May 31, 1999

                                                                Unaudited                      Unaudited
                                                                 2/29/00                        5/31/99
                                                                ---------                      ---------
Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable                                        $   197,919                   $    155,330
     Accrued payroll taxes                                        26,777                            626
     Accrued sales tax                                            13,979                          1,137
     Interest payable                                                 --                          6,050
     Employee benefits payable                                     1,675                             --
     Accrued bonuses                                              15,000                             --
     Customer deposits                                            15,419                             --
     Offering refunds                                             15,000                             --
     Deferred revenue                                              3,330                             --
     Current portion of long-term debt                           166,869                             --
                                                           -------------                   ------------
               Total current liabilities                         455,968                        163,143
                                                           -------------                   ------------
Long-Term Debt:
     Capital leases payable, net of current portion              475,825                         70,000

Other Liabilities:
     Deferred tax liability                                       50,966                             --
                                                           -------------                   ------------
Total Liabilities                                                982,759                        233,143
                                                           -------------                   ------------
Stockholders' Equity:
     Common stock, $0.001 par value, 50,000,000 shares             9,404                          1,800
      authorized, 9,404,050 shares issued and outstanding
     Additional paid-in capital                                2,240,271                     19,601,690
     Subscriptions receivable                                         --                        (25,000)
     (Deficit)/Retained earnings                              (1,108,799)                   (19,524,164)
                                                           -------------                   ------------
        Total shareholders' equity                             1,140,876                         54,326
                                                           -------------                   ------------
Total Assets                                                 $ 2,123,635                   $    287,469
                                                           =============                   ============

           See accompanying Independent Auditor's Report and Notes.

                                     -F-25-

                             Xcel Management, Inc.
                        (formerly Palace Casinos, Inc.)
                              (proforma combined)
                                Income Statement
      For the Three Months Ending February 29, 2000 and February 28, 1999
     And For the Nine Months Ending February 29, 2000 and February 28, 1999

                                                       Three Months Ending                        Nine Months Ending
                                                             February                                  February
                                              ---------------------------------------      ----------------------------------
                                               (Unaudited)                (Unaudited)       (Unaudited)           (Unaudited)
                                                  2000                       1999               2000                  1999
                                              -------------            ------------        ------------          ------------
Sales                                           $    71,594              $    5,334          $  186,635            $    8,879
Cost of Sales                                       179,984                   6,993             345,564                25,980
                                              -------------            ------------        ------------          ------------
Gross profit                                       (108,390)                 (1,659)           (158,929)              (17,101)
                                              -------------            ------------        ------------          ------------
Expenses
     Amortization                                    11,932                   3,278              29,611                 3,278
     Depreciation                                    54,753                   5,277              59,723                 5,823
     Interest                                         1,687                   3,800               7,090                 3,801
     General administrative expenses                876,217                  31,035           1,157,353                64,587
                                              -------------            ------------        ------------          ------------
     Total Expenses                                 944,589                  43,390           1,253,777                77,489
                                              -------------            ------------        ------------          ------------
Other income (expenses)                               2,678                       -              45,415                     -
                                              -------------            ------------        ------------          ------------
Loss from operations before income
 taxes and extraordinary income                  (1,050,301)                (45,049)         (1,367,291)              (94,590)
                                              -------------            ------------        ------------          ------------

Federal income tax expense:
     Current expense                                      -                       -                   -                     -
     Deferred tax benefit                           209,494                  20,849             258,492                20,849
                                              -------------            ------------        ------------          ------------
     Total federal income tax expense               209,494                  20,849             258,492                20,849
                                              -------------            ------------        ------------          ------------
Loss from operations before
 extraordinary income                              (840,807)                (24,200)         (1,108,799)              (73,741)
                                              -------------            ------------        ------------          ------------

Extraordinary income:
     Gain on extinguishment of debt
      net of zero tax expense                             -                 469,050                   -               469,050
                                              -------------            ------------        ------------          ------------
     Total extraordinary income                           -                 469,050                   -               469,050
                                              -------------            ------------        ------------          ------------
Net (loss) income                                  (840,807)                444,850          (1,108,799)              395,309
                                              =============            ============        ============          ============

Weighted average number of common
 shares outstanding                               9,404,050               1,800,000           9,404,050             1,800,000
                                              =============           =============        ============          ============


Net income (loss) per share                     $     (0.09)             $     0.25          $    (0.12)            $    0.22
                                              =============            ============        ============          ============



            See accompanying Independent Auditor's Report and Notes.

                                     -F-26-

                             Xcel Management, Inc.
                        (formerly Palace Casinos, Inc.)
                              (proforma combined)
                            Statement of Cash Flows
       For the Nine Months Ending February 29, 2000 and February 28, 1999

                                                                             Unaudited                       Unaudited
                                                                       Nine Months Ending               Nine Months Ending
                                                                             2/29/00                          2/28/99
                                                                       --------------------            ---------------------
Cash flows from operating expenses

Net (loss) income                                                             $(1,108,799)                       $ 395,309

Adjustments to reconcile net income to net cash (used) provided by operating activities
         Amortization expense                                                      29,611                            3,278
         Depreciation expense                                                      59,723                            5,458
         Deferred income tax benefits                                            (332,109)                         (20,849)
         Gain on extinguishment of debt                                                --                         (469,050)
         (Increase) decrease in:
               Accounts receivable, net                                           (48,700)                          (3,900)
               Prepaid expense                                                    (21,539)                               -
               Inventories                                                        (49,308)                               -
               Other current assets                                              (128,164)                          (5,699)
         Increase (decrease) in:
               Accounts payable                                                    96,340                           97,975
               Accrued expenses                                                    50,966
               Other liabilities                                                   25,002                            4,792
                                                                           --------------                      -----------
Net cash (used) provided by operating activities                               (1,426,977)                           7,314
                                                                           --------------                      -----------
Cash flows from investing activities

Purchase of fixed assets                                                         (990,435)                        (208,165)
                                                                           --------------                      -----------
Net cash (used) by investing activities                                          (990,435)                        (208,165)
                                                                           --------------                      -----------
Cash flows from financing activities

         Increase in notes payable                                                571,611                           70,000
         Receipt of stock subscription                                             25,000                                -
         Issuance of common stock                                               2,193,650                          128,760
         Additional paid-in capital                                                 1,242                            2,139
                                                                           --------------                      -----------
Net cash provided by financing activities                                       2,791,503                          200,899
                                                                           --------------                      -----------
Net increase in cash                                                              374,091                               48
Cash - beginning                                                                      501                                -
                                                                           --------------                      -----------
Cash - ending                                                                 $   374,592                        $      48
                                                                           --------------                      -----------
Supplemental disclosures
         Interest paid                                                        $         -                        $       -
                                                                           ==============                      ===========
         Income taxes paid                                                    $         -                        $       -
                                                                           ==============                      ===========

Non-cash financing activities
         Common stock issued for debt                                         $         -                        $     900
                                                                           ==============                      ===========


            See accompanying Independent Auditor's Report and Notes.

                                     -F-27-

                             XCEL MANAGEMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS


Note 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------

COMPANY BACKGROUND: Xcel Management, Inc. (the "Company") was incorporated in the state of Utah on May 22, 1980, under the name "Ward's Gas & Oil," to engage in the oil and gas business. This business was terminated after a few years of operations. From November 1992 until approximately the end of 1995, the Company (which had changed its name to "Palace Casinos, Inc."), was engaged, through its then wholly-owned subsidiary, Maritime Group, Ltd. (the "Subsidiary"), in the development of a dockside gaming facility in Biloxi, Mississippi. In April, 1994, the Subsidiary completed the development of the Biloxi gaming facility, "Palace Casino," and commenced operations. On December 1, 1994, the Company and the Subsidiary separately filed voluntary petitions for relief under Chapter 11 of the federal bankruptcy laws. Although the Company's original bankruptcy petition was filed in the United States Bankruptcy Court for the District of Utah, Central Division, the supervision of the Company's Chapter 11 proceedings was transferred to the United States Bankruptcy Court for the Southern District of Mississippi (the "Bankruptcy Court"). On September 22, 1995, the Company, which had been operating as debtor-in-possession in connection with the bankruptcy proceeding, entered into an Asset Purchase Agreement under the terms of which it agreed, subject to the approval of the Bankruptcy Court, to sell substantially all of the Subsidiary's operating assets. This transaction was approved by the Bankruptcy Court, and completed in the end of 1995, with all of the net proceeds of the transaction being distributed to creditors. Following the completion of the sale of the Subsidiary's assets, the Company had essentially no assets and liabilities and the Company's business operations essentially ceased, except for efforts to complete a plan of reorganization, described below.

On January 26, 2000, the Company entered into an Asset Purchase Agreement with Insynq, Inc. ("Insynq"), a closely-held Washington corporation engaged in providing hardware, software, computer internet and related telecommunications services and products to small businesses and high-end home offices. (See Note 18 below).

INVENTORY: Inventories are stated at the lower of cost or market and represent parts and supplies on hand for resale. Cost is determined on the first-in, first-out method.

PROPERTY AND DEPRECIATION: Equipment and hardware is stated at cost. Depreciation, including amortization of capital leases, for financial statement purposes is calculated using straight-line and declining balance methods. The cost of maintenance and repairs is charged to income as incurred; significant replacements are capitalized .

USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

INCOME TAXES: Income taxes are provided for the tax effects of transactions reported in the financial statements, and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized on all significant differences between the basis of assets and liabilities for financial

                                     -F-28-

                             XCEL MANAGEMENT, INC.
                       NOTES TO THE FINANCIAL STATEMENTS


Note 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)
------

statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and income tax purposes), and net operating losses carried forward. Deferred tax assets and liabilities represent the future tax return consequence of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled in the future, based upon enacted tax laws and rates applicable at that time. Non-current income tax expense reflects the net change during the period in deferred tax assets and liabilities.

CASH AND CASH EQUIVALENTS: For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Note 2 - CASH
------

The Corporation had cash with Wells Fargo Bank that exceeded the maximum amount of FDIC coverage. The amount at risk as of February 29, 2000 was $267,279.

Note 3 - ACCOUNTS RECEIVABLE
------

The Company had established an allowance for doubtful accounts based upon the history of account collection and prior bad debts. The provision at February 29, 2000 is $1,469.

Note 4 - RESALE INVENTORY
------

Inventory consisting of computer hardware, parts and supplies is carried at cost and held for resale to customers, and totaled $8,104 at February 29, 2000.

Note 5 - WORK IN PROCESS
------

Work in process consists of computer hardware, parts and supplies of $37,641 and labor charges of $5,809 for jobs in process as of February 29, 2000.

                                     -F-29-

                             XCEL MANAGEMENT, INC.
                       NOTES TO THE FINANCIAL STATEMENTS


Note 6 - FIXED ASSETS
------

Depreciation expense for the nine months ended February 29, 2000 is $59,723. Additions to fixed assets for the same period are as follows:

          Computer hardware                                             $   73,655
          Computer software                                                 83,211
          Equipment                                                        141,502
          Furniture and fixtures                                            74,481
          Capitalized lease equipment                                      587,517
          Leasehold improvements                                            35,442
                                                                         ---------
           Total additions to fixed assets                              $  995,808
                                                                         =========

Note 7 - INTELLECTUAL PROPERTY, PATENTS, AND OTHER INTANGIBLES
------

Insynq acquired the rights to the "Insynq Project" on September 16, 1998 in exchange for 5,500,000 common shares of stock valued at $130,000. The "Insynq Project" consisting of tangible and intangible properties is the development of a proprietary data utility services system. The cost is amortized over sixty months with accumulated amortization of $29,611 at February 29, 2000.

Note 8 - CAPITAL LEASE OBLIGATION
------

1.47% capital lease payable to Hewlett Packard with monthly principal and interest payments beginning in April 2000 of $21,133, secured by
computer equipment, due March 2003.                                             $ 587,517

2.14% capital lease payable to Capital Connection with monthly principal and interest payments beginning in April 2000 of $1,186, secured by
computer equipment, due January 2003.                                              28,450

2.18% capital lease payable to Capital Connection with monthly principal and interest payments beginning in February 2000 of $1,144, secured by
telephone equipment, due November 2002.                                            26,727
                                                                                ---------

                                                                                  642,694
Less current portion                                                             (162,735)
                                                                                ---------
Total long-term debt                                                            $ 479,959
                                                                                =========

                                     -F-30-

                             XCEL MANAGEMENT, INC.
                       NOTES TO THE FINANCIAL STATEMENTS


Note 8 - CAPITAL LEASE OBLIGATION (cont.)
------

                        Fiscal Year                               Amount
                        -----------                               ------
                           2001                                $    162,735
                           2002                                     210,757
                           2003                                     215,077
                           2004                                      20,827
                                                               ------------
                                                                    609,396
          Add deferred discount                                      33,298
                                                               ------------

          Total lease payments over the
           Contract period                                     $    642,694
                                                               ============

The Corporation has executed a nine-year lease with Colliers International, Inc. for office space located at 1101 Broadway Plaza, Tacoma, Washington commencing February 1, 2000 in the amount of $14,963 per month.

Note 9 - INCOME TAXES
------

Income tax expense consists of the following components:

          Current provision                                            $            0
          Deferred provision:
           Tax benefit of operating loss carryforward                        (403,924)
           Deferred tax liability on accelerated
            depreciation methods                                               50,966
                                                                        -------------

            Total income tax expense (benefit)                         $     (352,958)
                                                                        =============

The following reconciles pre-tax income reported in the financial statements to the current provision:

          Pre-tax accounting income or (loss)                          $   (1,050,301)
          Permanent differences arising from:
           Non-deductible expenses                                              5,551
          Temporary differences arising from:
           Accelerated tax depreciation                                      (149,900)
                                                                        -------------
                Taxable income or (loss)                               $   (1,194,650)
                                                                        =============

The Company has unused net operating loss carryforwards of $66,661 expiring in the year 2013, and $971,492 expiring in the year 2014.

                                     -F-31-

                             XCEL MANAGEMENT, INC.

                       NOTES TO THE FINANCIAL STATEMENTS


Note 10 - RELATED PARTY TRANSACTIONS
-------

Insynq, Inc. was capitalized with $130,000 of stated value for 'Intellectual Property' acquired from the founding shareholders in exchange for 5,500,000 of common stock (See Note 7). The Company purchased $70,000 of equipment from Charles Benton, a founding shareholder. The equipment was purchased with a demand note, secured by the equipment. The note was paid in full on December 20, 1999.

Note 11 - COMMITMENTS
-------

The Company has an operating lease with Vantas Sacramento, LLC for use of executive offices and administrative staff at the Roseville, California business location dated September 13, 1999 for a monthly fixed fee of $4,032. The term of the lease is for six months and the minimum future rental payments total $16,128.

The Company has entered into a sublease agreement with Duane and Eddy Ashby for office space located in the Seafirst Plaza Building, Tacoma, Washington dated November 1, 1999 for a term commencing November 15, 1999 and expiring July 31, 2000 for a monthly fee of $2,345. There is a second lease agreement covering the same property commencing August 1, 2000 through July 31, 2003 at $2,479 per month. The future minimum rental payments through the year 2003 is $105,659.

Note 12 - SUPPLEMENTARY CASH FLOW INFORMATION
-------

The following non-cash transactions have been appropriately excluded from the statement of cash flows:

The Company has entered into an agreement with Horizon Holdings I, LLC to provide facilities management services at its location in Tacoma, Washington at the Tacoma Technology Center. The agreement to provide collaborative management services is effective July 1, 1999 for a monthly base fee of $3,000 and will continue through December 31, 2000. The Company will have the use of this location for its data utility equipment in exchange for managing the facilities. The rental value of the office space is offset with an appropriate charge to service income. Future minimum rental payments over the life of the agreement total $42,000.

NOTE 13 - RETAINED EARNINGS
-------

The amount of deferred tax asset and liability estimates as of December 31, 1998 has been reflected in the prior year retained earnings balance for presentation purposes to conform with the Statements on Financial Accounting Standards and generally accepted accounting principles.

                                     -F-32-

                             XCEL MANAGEMENT, INC.

                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 14 - ASSET PURCHASE AGREEMENT
-------

On January 26, 2000, the Company entered into an Asset Purchase Agreement with Insynq, Inc. ("Insynq"), a closely-held Washington corporation engaged in providing hardware, software, computer internet and related telecommunications services and products to small businesses and high-end home offices. The terms of the Agreement were substantially completed on February 18, 2000. Under the terms of the Agreement, the Company acquired substantially all of the assets of Insynq, and assumed substantially all of the obligations of Insynq, in exchange for the issuance by the Company of a total of 7,604,050 shares of restricted common stock of the Company, to the Insynq shareholders pro rata in a liquidating distribution. As a result of the transaction, the Company now has a total of approximately 9,404,050 shares issued and outstanding, of which 7,604,050 shares, or approximately 81% are now held by the former Insynq shareholders. In connection with the Agreement, Insynq obtained approval of the sale of its assets by its shareholders at a duly called and convened shareholders' meeting.

As a result of the Agreement, the Company has acquired essentially all of the assets, tangible and intangible, of Insynq, and has become engaged in Insynq's business, described below. These assets include computer hardware and software, related equipment, furniture and fixtures, proprietary technology developed by Insynq, described below, all contractual rights including capitalized lease equipment and other leasehold rights, tradenames and trademarks and all client lists and marketing data and materials, cash and cash equivalents, accounts receivable, inventory, work in progress and related assets. As indicated below, the asset considered most valuable by Insynq and the Company in completing the Agreement, is Insynq's proprietary data utility services system that was designed to offer enhanced technological computer processing and communication capabilities.

In addition, the Company has agreed to assume all equipment leases, leasehold obligations covering office space utilized by Insynq, all consulting contracts, and all other contract obligations. Finally, at the time of completion of the Insynq asset acquisition, Insynq had outstanding to various shareholders, a number of warrants and options, entitling the holders to purchase shares up to a total of 4,267,000 shares of restricted common stock of Insynq, which warrants and options have been converted into options and warrants to purchase a total of approximately 4,267,000 shares of the Company's common stock, at prices of between $.50 to $15.00 per share, not including options to purchase a total of approximately 4,010,150 shares of common stock granted under the Company's Incentive Plans. The exercise of all or any portion of these outstanding options and warrants would have the effect of substantially diluting the ownership of the present shareholders in the Company.

                                     -F-33-